                                                                    Exhibit 99.8



            [1257-PROXIM,INC.]  [FILE NAME:ZPRX22.ELX] [VERISON-(1)]
                           [02/21/02] [orig.02/21/02]
                                  DETACH HERE

                                     PROXY

                                  PROXIM, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                 MARCH 26, 2002

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints David C. King and Keith E. Glover, or either of them, each with full power of substitution, to represent the undersigned at the special meeting of stockholders of Proxim, Inc. and at any adjournments or postponements of the special meeting, and to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special meeting will be held at 10:00 a.m. Pacific time on March 26, 2002 at the offices of Wilson Sonsini Goodrich and Rosati, 650 Page Mill Road, Palo Alto, California.


     THE BOARD OF DIRECTORS OF PROXIM, INC. RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1.


SEE REVERSE                                                          SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE

PROXIM, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940



There are three ways to vote your proxy. You may vote: 1) by mailing your proxy card, 2) by telephone or 3) by Internet.

VOTE BY TELEPHONE                       VOTE BY INTERNET
It's fast, convenient, and immediate.   It's fast, convenient, and your vote is
                                        immediately confirmed and posted.

-------------------------------------   -------------------------------------
Follow these four easy steps:           Follow these four easy steps:

1.  Read the accompanying Proxy         1.  Read the accompanying Proxy
    Statement/Prospectus and Proxy          Statement/Prospectus and Proxy
    Card.                                   Card.

2.  Call the toll-free number           2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683)         http://www.eproxyvote.com/prox
    from a touch-tone phone.


3.  Enter your Voter Control Number     3.  Enter your Voter Control Number
    located on your Proxy Card              located on your Proxy Card
    above your name.                        above your name.


4.  Follow the recorded instructions.   4.  Follow the instructions provided.
-------------------------------------   -------------------------------------
Available only until 11:59 p.m. (EST),  Available only until 11:59 p.m. (EST),
March 25, 2002.                         March 25, 2002.


   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.


         [1257 - PROXIM, INC.] [FILE NAME: ZPRX21.ELX] [VERSION - (2)]
                          [02/22/02] [orig. 02/21/02]

                         PLEASE DETACH PROXY CARD HERE

---  Please mark
 X   votes as in
---  this example.


The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated February 26, 2002.


Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.


                                                             FOR AGAINST ABSTAIN
1. Adoption of the Agreement and Plan of Reorganization,
   dated as of January 16, 2002, among Western Multiplex     ---   ---    ---
   Corporation, Walnut-Pine Merger Corp., a wholly owned     | |   | |    | |
   subsidiary of Western Multiplex Corporation, and Proxim,  ---   ---    ---
   Inc. pursuant to which (i) Walnut-Pine Merger Corp. will
   be merged into Proxim, with Proxim continuing as the
   surviving corporation and becoming a wholly owned
   subsidiary of Western Multiplex and (ii) each outstanding
   share of Proxim common stock will be canceled and
   converted into the right to receive 1.8896 shares of
   Western Multiplex Class A common stock.


2. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting.

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  ---
                                                                             | |
                                                                             ---

                              Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executives, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.


Signature: ________________ Date: _____  Signature: ________________ Date: _____